SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         Current Report


                        January 19, 2004
       --------------------------------------------------
       (Date of Report - Date of Earliest Event Reported)


                           33-02035-A
                    ------------------------
                    (Commission File Number)

                   RAM VENTURE HOLDINGS CORP.



         Florida                                      59-2508470
-------------------------------                  -------------------
(State or other jurisdiction of                     (IRS Employer
 incorporation or organization)                  Identification No.)


                   3040 East Commercial Boulevard
                  Fort Lauderdale, Florida  33308
             ----------------------------------------
             (Address of Principal Executive Offices)


                         (954) 772-2297
                -------------------------------
                (Registrant's Telephone Number)


                              None
      ----------------------------------------------------
      (Former Name, Former Address and Former Fiscal Year,
                  if changed since last report)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE
         -----------------------------------------

On January 19 , 2004 the Registrant entered into an exclusive joint venture with ProGuard Protection Services, Inc., a privately held Colorado corporation with principal offices in Aspen, Colorado ("ProGuard"). ProGuard is a 3-1/2 year old company engaged in the design, installation, service and monitoring of security and fire alarm systems including access control and closed circuit television for residential and commercial customers, primarily using General Electric Security Pro Products and Systems. The Registrant anticipates providing up to $1,000,000 to ProGuard, upon terms and conditions to be determined, to enable it to purchase existing accounts from competitors in its current and anticipated operating area. The funds to be provided will enable ProGuard to become a major security company within Colorado. Eventually, it will seek to expand its operating area beyond Colorado through both marketing and accounts acquisition.

ProGuard is currently considering four separate transactions for its purchase of additional accounts and has entered into an agreement with a broker specializing in the acquisition and selling of companies and accounts in the security industry.

The Registrant is optimistic that its venture with ProGuard
Protection Services, Inc. will benefit the Company and its shareholders.


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                           SIGNATURES
                           ----------

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                RAM VENTURE HOLDINGS, INC.



Dated:  January 21, 2004        BY:  /s/Norman H. Becker
                                   -----------------------------
                                   Norman H. Becker, President



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